                                                                    EXHIBIT 99.5

                             CHASE SECURITIES INC.
                           CHASE BANK OF TEXAS, N.A.
                               2200 Ross Avenue
                              Dallas, Texas 75201


                                            April 5, 1999


                                 $125,000,000
                                 ------------
                       Senior Secured Credit Facilities
                       --------------------------------
                               Commitment Letter
                               -----------------


Welsh, Carson, Anderson & Stowe VIII, L.P.
320 Park Avenue
Suite 2500
New York, New York  10022-6815

Attention:     Anthony deNicola, General Partner
               Robert Minicucci, General Partner

Gentlemen:

               You have advised Chase Securities Inc. ("CSI") and Chase Bank of
                                                        ---
Texas, N.A. ("Chase") that you, together with your affiliates (collectively,
              -----
"WCAS"), will form a new corporation ("Newco") for the purposes of effecting a
 ----                                  -----
recapitalization (the "Acquisition") of BancTec, Inc. ("BancTec"). The
                       -----------                      -------
Acquisition will be effected by merging Newco with and into BancTec, with BancTec continuing as the surviving corporation (the "Surviving Corporation"). A
                                                      ---------------------
payment of cash consideration will be made for a specified proportion of the outstanding common stock of BancTec (the "Electing Shares"), while the remaining
                                          ---------------
outstanding common stock of BancTec will remain outstanding (the "Retained
                                                                  --------
Shares") as shares of the Surviving Corporation. As a result of the Acquisition,
------
each Electing Share will be converted into the cash consideration per share, the Retained Shares will remain outstanding as shares of common stock of the Surviving Corporation, and the outstanding shares of Newco will be converted into approximately 93.5% (expressed as a percentage of the Surviving Corporation following the Acquisition) of the outstanding common stock of the Surviving Corporation. Alternatively, if able to be accounted for as a recapitalization, WCAS and one or more other investors (collectively, the "Other Investor") will
                                                         --------------
effect the Acquisition by permitting the Other Investor to acquire approximately 6.5% of Newco and merging Newco with and into BancTec, as a result of which WCAS will become the owner of approximately 93.5% of the common stock of the

Surviving Corporation, the Other Investor will become the owner of approximately 6.5% of such common stock (the "Alternative Acquisition"), and the existing
                                -----------------------
stockholders of BancTec will receive cash consideration in exchange for all of their common stock in BancTec. Immediately after the Acquisition, BancTec USA, Inc. will merge with or be liquidated into (the "Subsidiary Merger") the
                                                 -----------------
Surviving Corporation (after giving effect to the Subsidiary Merger, the "Borrower"). In connection with the Acquisition and the Subsidiary Merger,
 --------
approximately $6,300,000 of the existing indebtedness of BancTec will be refinanced (the "Refinancing"; together with the Acquisition and the Subsidiary
                 -----------
Merger, the "Transactions").
             ------------

          In connection with the Transactions, you have advised us that you propose to finance such Transactions with (i) senior secured credit facilities in an aggregate amount of up to $125,000,000 (the "Facilities") of the
                                                   ----------
Borrower, comprised of a term loan facility aggregating up to $75,000,000 (the "Term Facility") and a $50,000,000 revolving credit facility (the "Revolving
 -------------                                                     ---------
Facility"), (ii) senior subordinated financing in an aggregate amount of
--------
$160,000,000 of the Borrower on terms and conditions acceptable to the Agent (as defined below), (iii) proceeds from the exercise by BancTec management of stock options previously issued by BancTec of $23,300,000 and (iv) common equity in Newco consisting of $145,000,000 in cash contributed by WCAS and the Other Investor or $134,087,500 in cash contributed by WCAS and the Retained Shares. The Revolving Facility will be used to finance a portion of the Transactions and the continuing operations and general corporate purposes of the Borrower and its subsidiaries, including the making of acquisitions and investments in other entities subject to restrictions and limitations to be determined.

          CSI is pleased to advise you that it is willing to act as sole and exclusive advisor, lead arranger and book manager for the Facilities (in such capacity, the "Arranger"), and Chase is pleased to advise you that it is willing
               --------
to serve as administrative agent for the Facilities (in such capacity, the "Administrative Agent"). In addition, Chase is pleased to advise you that it is
 --------------------
willing to act as syndication agent for the Facilities (in such capacity, the "Syndication Agent"; together with the Administrative Agent, collectively, the
 -----------------
"Agent").  Furthermore, Chase is pleased to advise you of its commitment to
 -----
provide up to $125,000,000 of the Facilities, upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment
                                                                    ----------
Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A
------
(the "Term Sheet").
      ----------

          It is agreed that CSI will act as the Arranger and that Chase will act as the Administrative Agent and Syndication Agent for the Facilities. You agree that no other agents, co-agents, arrangers or managers will be appointed, no other titles will be awarded and no compensation will be paid in connection with the Facilities unless you and CSI and Chase shall so agree (with CSI and Chase to reasonably consider any requests by you).

          CSI and Chase intend to syndicate the Facilities to a group of financial institutions (together with Chase, the "Lenders") identified by CSI
                                                  -------
and Chase in consultation with you. CSI and Chase intend to commence syndication efforts promptly upon your entering into definitive documentation with respect to the Acquisition, and you agree actively to assist CSI and Chase in completing a syndication satisfactory to them. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the existing lending relationships of WCAS and BancTec, (b) direct contact between senior management and advisors of WCAS, BancTec and the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI and Chase, of one or more meetings of prospective Lenders.

          CSI and Chase will manage all aspects of the syndication of the Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders in consultation with you. To assist CSI and Chase in their syndication efforts, you agree promptly to prepare and provide to CSI and Chase all information with respect to WCAS, the Borrower, the Transactions and the other transactions contemplated hereby and to obtain the agreement of BancTec to prepare and provide all information with respect to it, in each case, including all reasonable financial information and projections (the "Projections"), as we
                                                           -----------
may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that, to your knowledge, (a) all information other than the Projections (the "Information") that has been or will
                                             -----------
be made available to CSI and Chase by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to CSI and Chase by you or any of your representatives have been or will be prepared in good faith based upon assumptions that you believe in good faith to be reasonable. CSI and Chase understand that BancTec is not your representative. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

          As consideration for the commitments of Chase hereunder and the agreements of the Agent to perform the services described herein, you agree to pay, and to cause the Borrower to pay, the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter, dated the date hereof and delivered herewith (the "Fee Letter").
               ----------

          CSI and Chase shall be entitled, after consultation with you, to change the pricing, terms, structure or amounts of any of the Facilities if the syndication has not been completed and if CSI and Chase reasonably determine that such changes are advisable to ensure a successful syndication of the Facilities; provided that (a) the total amount of the Facilities shall remain unchanged, (b) the interest rate margins and letter of credit fees respectively applicable to the Facilities shall not be increased by more than 0.75% per annum and (c) the Term Facility (as defined in the Term Sheet) shall not be revised to include a "Tranche B" term loan facility of more than $40,000,000. Chase's commitment hereunder is subject to the agreements in this paragraph.

          The commitments hereunder and the agreements to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition

(financial or otherwise) or prospects of BancTec and its subsidiaries, taken as a whole since December 31, 1998, (b) our not becoming aware after the date hereof of any information or other matter affecting BancTec, the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in the judgment of CSI and Chase, could materially impair the syndication of credit facilities similar or comparable to the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of WCAS, BancTec or the Borrower or any of their respective affiliates (except for any such debt securities as contemplated hereby and for any debt securities or bank financing by or on behalf of WCAS and its other affiliates as are reasonably coordinated with the syndication of the Facilities in consultation with CSI and Chase), (e) the negotiation, execution and delivery of definitive documentation with respect to the Facilities satisfactory to CSI, Chase and their respective counsels, and the closing of the transactions thereunder and the Transactions on or before September 15, 1999, and (f) the other conditions set forth or referred to in the Term Sheet.

          You agree (a) to indemnify and hold harmless CSI, Chase and their respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and
                                ------------------
all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Transactions or any other related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not,
                                --------
as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse CSI, Chase and their respective affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information (provided that such indemnified person is not in breach of the confidentiality provisions hereof) or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facilities.

          You acknowledge that we and our respective affiliates (the term "we" being understood to refer hereinafter in this paragraph to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. We will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with the performance by us of services for other companies, and we will not furnish any such information to other companies. You also acknowledge that we have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

          This Commitment Letter shall not be assignable by any party hereto (other than an assignment by you to the Surviving Corporation) without the prior written consent of the other parties hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, CSI and Chase. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

          This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) you may disclose this Commitment Letter, the Term Sheet and the Fee Letter (i) to your officers, agents and advisors who are directly involved in the consideration of this matter or (ii) as may be compelled in a judicial or administrative proceeding or as otherwise required by law, including public disclosures required under United States securities rules and regulations (in which case you agree to inform us promptly thereof) and (b) you may disclose this Commitment Letter and the Term Sheet, and their terms and substance (but not the Fee Letter or their terms and substance) to BancTec, its officers, agents and advisors who are directly involved in the consideration of the Transactions on a confidential basis.

          The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided, that your obligations under this
                                     --------
Commitment Letter, other than those arising under the fourth, fifth, sixth and thirteenth paragraphs hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Facilities upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. Subject to the foregoing, this Commitment Letter shall automatically terminate if the closing of the Facilities shall not occur by reason of any condition described in clause (c) or (d) in the ninth paragraph hereof not being satisfied or waived, as of the date on which the parties hereto mutually agree that such closing would otherwise occur.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on Wednesday, April 7, 1999. The commitments and the agreements herein will expire at such time in the event Chase has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.

          We are pleased to have been given the opportunity to assist you in connection with this important financing.

                                             Very truly yours,

                                             CHASE SECURITIES INC.


                                             By:  /s/ Brian Turrentine
                                                 ------------------------------
                                                 Name:  Brian Turrentine
                                                 Title: Vice President


                                             CHASE BANK OF TEXAS, N.A.


                                             By:  /s/ Mike Lister
                                                 ------------------------------
                                                 Name:  Mike Lister
                                                 Title: Vice President

Accepted and agreed to
as of the date first
written above by:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

  By:  WCAS VIII ASSOCIATES LLC, its
            General Partner


  By:  /s/ Robert Minicucci
      -----------------------------------
      Name:   Robert Minicucci
      Title:  Managing Member

                                                                       Exhibit A


                       SENIOR SECURED CREDIT FACILITIES

                        Summary of Terms and Conditions

                                 April 5, 1999

                               -----------------

          Welsh, Carson, Anderson & Stowe VIII, L.P., together with its affiliates (collectively "WCAS"), will form a new corporation ("Newco") for the
                          ----                                  -----
purposes of effecting a recapitalization (the "Acquisition") of BancTec, Inc.
                                               -----------
("BancTec").  The Acquisition will be effected by merging Newco with and into
---------
BancTec, with BancTec continuing as the surviving corporation (the "Surviving
                                                                    ---------
Corporation").  A payment of cash consideration will be made for a specified
-----------
proportion of the outstanding common stock of BancTec (the "Electing Shares"),
                                                            ---------------
while the remaining outstanding common stock of BancTec will remain outstanding (the "Retained Shares") as shares of the Surviving Corporation. As a result of
      ---------------
the Acquisition, each Electing Share will be converted into the cash consideration per share, the Retained Shares will remain outstanding as shares of common stock of the Surviving Corporation, and the outstanding shares of Newco will be converted into approximately 93.5% (expressed as a percentage of the Surviving Corporation following the Acquisition) of the outstanding common stock of the Surviving Corporation. Alternatively, if able to be accounted for as a recapitalization, WCAS and one or more other investors (collectively, the "Other Investor") will effect the Acquisition by permitting the Other Investor
 --------------
to acquire approximately 6.5% of Newco and merging Newco with and into BancTec, as a result of which WCAS will become the owner of approximately 93.5% of the common stock of BancTec, the Other Investor will become the owner of approximately 6.5% of such common stock (the "Alternative Acquisition"), and the
                                              -----------------------
existing stockholders of BancTec will receive cash consideration in exchange for their common stock in BancTec. Immediately after the Acquisition, BancTec USA, Inc. will merge with or be liquidated into (the "Subsidiary Merger") the
                                                 -----------------
Surviving Corporation (after giving effect to the Subsidiary Merger, the "Borrower"). In connection with the Acquisition and the Subsidiary Merger,
---------
approximately $6,300,000 of the existing indebtedness of BancTec will be refinanced (the "Refinancing"; together with the Acquisition and the Subsidiary
                 -----------
Merger, the "Transactions").
             ------------

I.   Parties
     -------

Borrower:      The surviving corporation of the Acquisition and the Subsidiary
               Merger (the "Borrower").
                            --------

Guarantors:    To the extent permitted by BancTec's 7.5% Senior Notes due 2008
               (the "Senior Notes"), all obligations of the Borrower under the
                     ------------
               Senior Secured Credit Facility and hedging arrangements entered into with any Lender (as defined below) or any affiliate of any Lender shall be unconditionally guaranteed by each of the Borrower's existing and future direct and indirect wholly-owned domestic subsidiaries (the

               "Guarantors"; the Borrower and the Guarantors, collectively, the
                ----------
               "Loan Parties").
                ------------

Sole and
Exclusive
Advisor, Lead
Arranger and
Book Manager:  Chase Securities Inc. ("CSI" and, in such capacity, a
                                       ---
               "Arranger").
                --------

Administrative
Agent:         Chase Bank of Texas, N.A. ("Chase" and, in such capacity, the
                                           -----
               "Administrative Agent").
                --------------------

Syndication
Agent:         Chase (in such capacity, the "Syndication Agent"; together with
                                             -----------------
               the Administrative Agent, the "Agent").
                                              -----

Lenders: A syndicate of banks, financial institutions and other entities, including Chase, to be arranged by CSI and the Administrative Agent in consultation with the Borrower (the "Lenders").
                                                             -------

II.  Types and Amounts of Credit Facilities
     --------------------------------------

1.   Term Facility
     -------------

Type and
Amount of
Facility:      A five year term loan facility to the Borrower (the "Term
                                                                    ----
               Facility") in an aggregate principal amount of $75,000,000 (the
               --------
               loans thereunder, the "Term Loans"). The Term Loans shall be
                                      ----------
               repayable in equal quarterly installments in each of the first four 12-month periods following the first anniversary of the Closing Date in an aggregate amount for each such 12-month period to be determined.

Availability:  The Term Loans shall be made in a single drawing on the Closing
               Date (as defined below).

Purpose: The proceeds of the Term Loans shall be used to finance the Transactions and to pay related fees and expenses.

2.   Revolving Facility
     ------------------

 Type and
 Amount of
 Facility:     Five-year revolving credit facility (the "Revolving Facility";
                                                         ------------------
               together with the Term Facility, the "Credit Facilities") in the
                                                     -----------------
               amount of $50,000,000 (the loans thereunder, the "Revolving
                                                                 ---------
               Loans"; together with the Term Loans, the "Loans").
               -----                                      -----

Availability:  The Revolving Facility shall be fully available on a revolving basis during the period following the Closing Date and ending on the fifth anniversary thereof (the "Revolving Termination Date").
                                                   --------------------------
               A portion of the Revolving Facility not in excess of $7,500,000 shall be available for borrowing on the Closing Date.

Letters of
Credit: A portion of the Revolving Facility not in excess of an amount to be determined shall be available for the issuance of letters of credit (the "Letters of Credit") by Chase (in such capacity, the
                            -----------------
               "Issuing Lender").  No Letter of Credit shall have an expiration
                --------------
               date after the earlier of (a) one year after the date of issuance (unless approved by Lenders holding not less than a majority of the Revolving Facility) and (b) five business days prior to the Revolving Termination Date, provided that any Letter of Credit
                                           --------
               with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (b) above).

               Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of the Revolving Loans) on the next business day. To the extent that the Borrower does not so reimburse the Issuing Lender, the Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.
               --- ----

Maturity:      The Revolving Termination Date.

Purpose: The proceeds of the Revolving Loans shall be used to finance a portion of the Transactions and for general corporate purposes of the Borrower and its subsidiaries, including the making of acquisitions and investments in other entities subject to restrictions and limitations to be determined.

III. Certain Payment Provisions
     --------------------------

  Fees and
  Interest
  Rates:       As set forth on Annex I.

Optional
Prepayments
and
Commitment
Reductions:    Loans may be prepaid and commitments may be reduced by the
               Borrower in minimum amounts to be agreed upon. Optional prepayments of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof (except that the first $7,500,000 of optional and mandatory prepayments allocated to the Term Loans may be applied to installments thereof at the direction of the Borrower) and may not be reborrowed.

Mandatory
Prepayments
and
Commitment
Reductions:    The following amounts shall be applied to prepay the Term Loans and reduce the Revolving Facility:

               (a) 50% of the net proceeds of any sale or issuance of equity after the Closing Date by the Borrower (excluding equity issued to directors and employees under benefit plans, equity issued to sellers as consideration in acquisitions and equity issued to the existing shareholders of BancTec or in a private placement to investors arranged by WCAS to finance acquisitions);

               (b) 100% of the net proceeds of any incurrence of certain indebtedness (excluding Senior Subordinated Notes (as defined below) the net proceeds of which are used to refinance the Borrower Notes (as defined below)) after the Closing Date by the Borrower or any of their subsidiaries;

               (c) 100% of the net after tax proceeds of any sale or other disposition (other than as a result of casualty or condemnation where such proceeds are used to repair or replace assets up to a maximum amount to be determined) by the Borrower or any of their subsidiaries of any assets (except for the sale of inventory in the ordinary course of business and certain other exceptions to be agreed upon and subject to threshold and limitations to be determined); provided that, upon the achievement of performance targets to be agreed, a percentage to be agreed of any such net proceeds of any sale or other disposition of the assets of PC & Network Services may be used to prepay the Senior Subordinated Notes or the Borrower Notes; and

               (d) 50% of excess cash flow (to be defined in a mutually satisfactory manner) for each fiscal year of the Borrower commencing with the first full fiscal year after the Closing
               Date).

               All such amounts shall be applied, first, to the prepayment of
                                                  -----
               the Term Loans and, second, to the permanent reduction of the
                                   ------

                           Revolving Facility. Each such prepayment of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof (except that the first $7,500,000 of optional and mandatory prepayments allocated to the Term Loans may be applied to installments thereof at the direction of the Borrower) and may not be reborrowed. The Revolving Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Facility.

IV.  Collateral            The obligations of each Loan Party in respect of the
     ----------
                           Credit Facilities and any hedging arrangements entered into with any Lender (or any affiliate of any Lender) shall be secured by perfected first priority security interests in all of its tangible and intangible assets (including, without limitation, its intellectual property and real property and all of the capital stock of each of the direct domestic subsidiaries of the Borrower and 65% of the capital stock of each of its direct foreign subsidiaries), excluding assets subject to certain permitted liens and rights under non-assignable contracts of types to be agreed upon. To the extent required by the Senior
                           Notes (with the APermitted Lien@ basket being reserved for other uses in a manner to be determined), the security interests in the tangible and intangible assets of the Borrower (other than its inventories and accounts receivable) shall be held, on an equal and ratable basis, for the benefit of the holders of the Senior Notes.

V.   Certain Conditions
     ------------------

     Initial Conditions:   The availability of the Credit Facilities shall be
                           conditioned upon satisfaction of, among other things,
                           the following conditions precedent (the date upon
                           which all such conditions precedent shall be
                           satisfied, the "Closing Date"):
                                           ------------

                           (a)  Each Loan Party shall have executed and
                           delivered satisfactory definitive financing
                           documentation with respect to the Credit Facilities (the "Credit Documentation").
                                 --------------------

                           (b) Newco shall have received at least $145,000,000 in cash from the issuance of its common stock (which amount includes the cash purchase price for shares in Newco purchased by WCAS and the Other Investor and contributed to

                       Newco, each as set forth in the Sources and Uses Table in Annex II hereto, and the value of any Retained Shares), and the Borrower shall have received no more than $160,000,000 from the issuance of subordinated unsecured notes to an affiliate of WCAS and other investors arranged by it satisfactory to the Administrative Agent (the "Borrower Notes") or from the issuance of its senior
                             --------------
                       subordinated debt (the "Senior Subordinated Notes"), each
                                               -------------------------
                       on satisfactory terms and conditions to the Administrative Agent, including, with respect to the Borrower Notes, a maximum interest rate of 10% per annum and a final maturity no sooner than one year and a day after the stated maturity of the Term Loans. The ownership and capital structure of each Loan Party after the Transactions, and the terms applicable thereto, shall be reasonably satisfactory in all respects.

                       (c) The Transactions shall have been consummated in a manner consistent with the Sources and Uses Table attached as Annex II hereto and pursuant to reasonably satisfactory documentation, and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect. BancTec and its subsidiaries shall not have any indebtedness (other than immaterial indebtedness on terms and conditions satisfactory to the Administrative Agent) immediately prior to or immediately after the Closing Date other than the Borrower Notes, the indebtedness refinanced as contemplated on such Sources and Uses Table and the Senior Notes which shall remain outstanding.

                       (d) The Lenders, the Arranger, and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed and for which invoices have been presented, on or before the Closing Date.

                       (e) All governmental and third party approvals (including material landlords' and other material consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof.

                       (f) The Lenders shall have received (i) satisfactory audited consolidated financial statements of BancTec for its fiscal year ended December 31, 1998 and satisfactory unaudited consolidating (on a business unit basis) financial statements of BancTec for such fiscal year and
                       (ii) satisfactory unaudited interim consolidated and consolidating (on a business unit basis) financial statements of BancTec for each quarterly period and satisfactory unaudited interim consolidated financial statements of BancTec for each fiscal quarter, ended subsequent to December 31, 1998, and for each fiscal month, ended subsequent to the fiscal quarter most recently completed prior to the Closing Date, as to which such financial statements are available.

                       (g) BancTec shall have consolidated EBITDA (excluding non-recurring charges not to exceed an amount to be agreed upon and $37,500,000 in pre-tax expenses and charges accrued for the quarter ended December 31, 1998) for the twelve months ending with the fiscal quarter most recently completed prior to the Closing Date as to which financial statements are available of not less than $88,000,000 calculated in a manner consistent with GAAP.

                       (h)  The Lenders shall have received a satisfactory pro
                                                                           ---
                       forma consolidated balance sheet of the Borrower as at
                       -----
                       the date of the most recent consolidated balance sheet delivered pursuant to paragraph (f) above, adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby as if such transactions had occurred on such date.

                       (i) The Lenders shall have received a satisfactory business plan and a satisfactory written analysis of the business and prospects of the Borrower and its subsidiaries for the period from the Closing Date through the final maturity of the Term Loans.

                       (j) The Lenders shall have received the results of a recent lien search in each relevant jurisdiction with respect to BancTec, the Borrower and their subsidiaries, and such search shall reveal no liens on any of the assets of the Borrower or its subsidiaries except for liens permitted by the Credit Documentation or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                       (k) The fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $18,000,000 in the aggregate, in the event that Borrower Notes are issued or $23,000,000, in the aggregate, in the event that Senior Subordinated Notes are issued.
 .
                       (l) The Lenders shall have received a satisfactory solvency opinion from an independent valuation firm reasonably satisfactory to the Administrative Agent that shall document the solvency of the Borrower and its subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby.

                       (m) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the Borrower and its subsidiaries, (ii) delivered to Newco by counsel to BancTec, accompanied by reliance letters in favor of the Lenders as reasonably available and (iii) from such special and local counsel as may be required by the Administrative Agent, and such other documents as are customary for transactions of this type or as they may reasonably request.

On-Going Conditions:   The making of each extension of credit shall be
                       conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit
                       Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the Transactions, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole or (c) the validity or enforceability of any of the Credit Documentation.


VI.  Certain Documentation Matters
     -----------------------------

                       The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Lenders, including, without limitation:

Representations and
Warranties:            Financial statements (including pro forma financial
                       statements); absence of material undisclosed liabilities;
                       no material adverse change; corporate existence;
                       compliance with law; corporate power and authority;
                       enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation;
                       no default; ownership of property; liens; intellectual property; no material burdensome restrictions; taxes;
                       Federal Reserve regulations; ERISA; Investment Company
                       Act; subsidiaries; environmental matters; solvency; labor matters; year 2000 matters; accuracy of disclosure in all material respects; and creation and perfection of security interests.

Affirmative Covenants: Delivery of financial statements, reports, accountants'
                       letters, projections, officers' certificates and other information reasonably requested by the Lenders; payment of other material obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; compliance in all material respects with environmental laws; further assurances (including, without limitation, with respect to security interests in after-acquired property); and agreement to obtain, within a period following the Closing Date to be agreed upon, interest rate protection for a portion of the Credit Facilities on terms and conditions satisfactory to the Administrative Agent.

Financial Covenants:   Financial covenants (including, without limitation, an
                       asset coverage ratio, a minimum interest coverage ratio, a fixed charge coverage ratio and a maximum leverage ratio).

Negative Covenants:    Limitations on (with exceptions to be agreed upon with
                       respect to): indebtedness; liens; guarantee obligations;
                       mergers, consolidations, liquidations and dissolutions;
                       sales of assets; leases; dividends and other payments in respect of capital stock; capital expenditures; investments, loans and advances; optional payments and modifications of subordinated and other debt instruments; transactions with affiliates; sale and leasebacks; changes in fiscal year; negative pledge clauses; and changes in lines of business.

Events of Default:     Nonpayment of principal when due; nonpayment of interest,
                       fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default (subject to a threshold to be agreed upon); bankruptcy events; certain ERISA events;
                       material judgments; actual or asserted invalidity of any guarantee or security document, subordination provisions or security interest; and a change of control (the definition of which is to be agreed upon).

Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Credit Facilities, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the Guarantors or all or substantially all of the collateral. In addition, "class" voting requirements will apply to modifications affecting certain payment matters.

Assignments
and Participations:    The Lenders shall be permitted to assign and sell
                       participations in their Loans and commitments, subject, in the case of assignments (other than to another Lender or to an affiliate of a Lender), to the consent of the Administrative Agent and the Borrower (which consent in each case shall not be unreasonably withheld). Non-pro rata assignments shall be permitted. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000 unless otherwise agreed by the Borrower and the Administrative
                       Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction.
                       Promissory notes shall be issued under the Credit
                       Facilities only upon request.

Yield Protection:      The Credit Documentation shall contain customary
                       provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex
                       I) on a day other than the last day of an interest period with respect thereto with the foregoing subject to the right of the Borrower to replace any Lender who has incurred material increased costs.

Expenses and
Indemnification:       The Borrower shall pay (a) all reasonable out-of-pocket
                       expenses of the Administrative Agent and the Arranger associated with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documentation.

                       The Administrative Agent, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party.

Governing Law and Forum:  State of New York.

Counsel to the
Administrative Agent
and the Arranger:         Simpson Thacher & Bartlett.

                                                                         Annex I
                                                                         -------

                           Interest and Certain Fees
                           -------------------------


Interest Rate Options:        The Borrower may elect that the Loans comprising
                              each borrowing bear interest at a rate per annum equal to:

                                   the ABR plus the Applicable Margin; or

                                   the Eurodollar Rate plus the Applicable
                                   Margin.

                              As used herein:

                              "ABR" means the highest of (i) the rate of
                               ---
                              interest publicly announced by Chase as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds
                                         ----------
                              effective rate from time to time plus 0.5%.

                              "Applicable Margin" means (a) in the case of ABR
                               -----------------
                              Loans (as defined below), 1.75%, and (b) in the case of Eurodollar Loans (as defined below), 2.75%. The foregoing margins shall be subject to change following the six month anniversary of the Closing Date in accordance with a pricing grid to be determined based on the ratio of Total Debt to EBITDA and provided that no event of default has occurred and is continuing.

                              "Eurodollar Rate" means the rate (adjusted for
                               ---------------
                              statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Dow Jones Markets screen.

Interest Payment Dates:       In the case of Loans bearing interest based upon
                              the ABR ("ABR Loans"), quarterly in arrears.
                                        ---------

                              In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the
                                                    ----------------
                              last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:       The Borrower shall pay a commitment fee calculated at the
                       rate of 2 of 1% per annum on the average daily unused portion of the Revolving Facility, payable quarterly in arrears. The commitment fee rate shall be subject to change after the six month anniversary of the Closing
                       Date in accordance with a pricing grid to be determined based on the ratio of Total Debt to EBITDA and provided that no event of default has occurred and is continuing.

Letter of Credit Fees: The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the average daily undrawn face amount of each such Letter of Credit. Such fee shall be shared ratably among the Lenders participating in the Revolving Facility and shall be payable quarterly in arrears.

                       A fronting fee equal to 0.125% per annum on the average daily undrawn face amount of each Letter of Credit shall be payable quarterly in arrears to the Issuing Lender for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Lender for its own account.

Default Rate:          At any time when the Borrower is in default in the
                       payment of any amount of principal due under the Credit
                       Facilities, all outstanding Loans shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to ABR Loans.

Rate and Fee Basis:    All per annum rates shall be calculated on the basis of a
                       year of 360 days (or 365/366 days, in the case of ABR
                       Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                        Annex II
                                                                        --------


                            Sources and Uses Table
                            ----------------------

----------------------------------------------------------------------------------------------------
($ in millions)
SOURCES                                                             USES
-------                                                             ----
Cash from BancTec                  $ 14.7            Purchase Price for Shares and            $369.5
                                                     Options in BancTec (including
                                                     Retained Shares)

Term Loans                           75.0            Financing Fees--Chase                       3.1
                                                     Financing Fees--WCAS                        6.0

Working Capital Revolver              3.2            Transaction Expenses                        7.5

Senior Subordinated Notes           160.0            Refinancing for Existing Debt               6.3

Common Equity (including any
 Retained Shares)                   145.0            Severance Trust                             5.5
                                   ------                                                     ------

   Total Sources                   $397.9            Total Uses                               $397.9
                                   ======                                                     ======

----------------------------------------------------------------------------------------------------